Exhibit 99.1
________________________________________________________________________________________For Immediate Release
PLATO LEARNING REPORTS FOURTH QUARTER AND FISCAL
YEAR 2007 RESULTS
•	Order Trend Turns Positive as Total Orders Grow 1%

•	Rapid Growth in Orders for Subscription Courseware Products Continues, Increasing 90%

•	Total Revenues Decrease, Net Loss Excluding Charges Increases on Perpetual to Subscription Transition

•	Deferred Revenue Balance Grows 17% to $49.1 million
     MINNEAPOLIS, MN — December 11, 2007 — PLATO Learning, Inc. (NASDAQ: TUTR), a leading provider of K—adult computer-based e-learning solutions, today announced total orders of $25.9 million in its fourth quarter ended October 31, 2007, an increase of 1% over the same period last year. The increase marks the first quarter of total order growth for the Company since launching its new online learning management system, the PLATO Learning Environment™ (PLE™), in the third quarter of fiscal year 2006, and is a significant change from the 22% decline in total orders the Company experienced through the first three quarters of fiscal year 2007.
     Mike Morache, PLATO Learning President and CEO said, “Order growth in the quarter was another significant milestone in PLATO Learning’s transformation. We are very pleased with the progress our sales organization made over the last six months and are excited about our momentum and the potential for growth in 2008.”
     Total revenues were $18.2 million in the fourth quarter of 2007, compared to $23.8 million for the fourth quarter of fiscal 2006. Subscription revenues grew to $7.1 million, an increase of 32% over the fourth quarter of 2006, and 9% over the third quarter of 2007. The decline in total revenues was due to a decline in license fees from legacy perpetual products as the Company continues its transition from a perpetual software licensing model, for which revenue is recognized upon delivery, to a software-as-a-service model in which revenue is recognized over a subscription period.
     The Company’s net loss for the fourth quarter declined to ($4.0) million, or ($0.17) per share, compared to ($11.6) million, or ($0.49) per share in the same period last year. Restructuring and impairment charges declined to $0.8 million, or $0.04 per share, in the fourth quarter of 2007, compared to $9.8 million, or $0.42 per share, in the fourth quarter of 2006. Excluding these charges, the Company’s fourth quarter net loss was ($3.2) million, or ($0.13) per share in 2007 compared to ($1.8) million, or ($0.07) per share in 2006. Cash balances increased $1.9 million during the quarter to $24.3 million.
     Mr. Morache continued, “In addition to order growth, healthy gains occurred in the other key metrics we monitor to measure our strategic progress. Orders for subscription courseware products were up 90% for both the fourth quarter and full year compared to 2006. During the quarter we added 176 school districts and community colleges as subscribers to PLE, including 57 districts and colleges that are new PLATO Learning customers. At the end of the quarter, 490,000 users in 719 school districts, community colleges and other learning institutions across the U.S. were registered to use PLE. The user base has increased by more than 400% since the end of fiscal 2006 and by 90% since the third quarter of this year. In addition, our deferred revenue balance, a key forward looking indicator of revenue, increased 17% during the quarter to $49.1 million.”
     Gross margins in the fourth quarter of 2007 were 43% compared to 53% in the same period last year, reflecting a decline in higher margin perpetual license fees, which have a relatively fixed cost base, and a decline in subscription margins from 52% in 2006 to 37% in 2007. The decline in subscription margin reflects a reallocation of customer support resources from legacy to new subscription products in response to the growth in subscription customers and, to a lesser degree, higher royalty costs from increased sales of solutions that include bundled third party products.
     Operating expenses in the quarter declined $12.6 million, consisting of an $8.4 million decline in restructuring and impairment costs and a $4.2 million, or 27% decline in other operating expenses. The decline in restructuring and impairment costs primarily reflects a one-time impairment charge in the fourth quarter of 2006 of $7.0 million on purchased intangible assets acquired in previous acquisitions. The decline in other operating expenses reflects the Company’s cost reduction and restructuring activities in fiscal year 2006 and early 2007.
     For the full fiscal year 2007, revenues totaled $69.6 million compared to $90.7 million in fiscal year 2006. The revenue decline reflects a $19.6 million decrease in license fee revenues derived from the sale of the Company’s legacy perpetual license products. Revenues from these products are expected to decline further as the Company’s shift to subscription-based products continues. Total cost of revenue and operating expenses in fiscal 2007 were $85.1 million, an improvement of $29.2 million, or 26% over fiscal 2006. The improvement consists of a $10.1 million reduction in impairment and restructuring charges and a $19.1 million, or 18% decline in other costs of revenue and operating expenses. Net loss for fiscal year 2007 improved to ($14.9) million, or ($0.63) per share, compared to ($22.5) million, or ($0.95) per share, in fiscal 2006. Net loss excluding restructure and impairment charges for the fiscal year increased to ($14.8) million, or ($0.62) per share in 2007 compared to ($12.3 million), or ($0.52) per share in 2006.
Use of Non-GAAP Financial Measures
     The non-GAAP financial measures used in this press release either exclude the impact of restructuring and impairment charges from our operating results or represent our free cash flow. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We view these non-GAAP financial measures to be helpful in assessing the Company’s ongoing operating results and use them to facilitate our internal comparisons to historical operating results. We include these non-GAAP financial measures in our earnings announcement because we believe they are useful to investors in allowing for greater transparency related to supplemental information we use in our financial and operational analysis. Investors are encouraged to review the reconciliations of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided with the financial statements attached to this press release.
     Conference Call
     A conference call to discuss this announcement is scheduled for today, December 11, 2007, at 3:45 p.m. CDT (Central Time). The dial-in number for this call is 1.888.276.0007 in the U.S. and Canada, and 1.612.332.0107 internationally. Attendees should call 10 minutes prior to the start of the call and inform the operator they are participating in PLATO Learning’s call. A recording of the call will be available from 8:15 p.m. CDT on December 11, 2007, until midnight on December 18, 2007. To access the recording, call 1.800.475.6701 in the U.S. and Canada and 1.320.365.3844 internationally. At the prompt, enter pass code number 855099.
     Additionally, investors have the opportunity to listen to the conference call over the Internet through PLATO Learning’s web site at http://www.plato.com/Investor-Relations/Conference-Calls.aspx.
     About PLATO Learning
     PLATO Learning is a leading provider of computer-based and e-learning instruction for kindergarten through adult learners, offering curricula in reading, writing, math, science, social studies, and life and job skills. The Company also offers innovative online assessment and accountability solutions and standards-based professional development services. With over 6,000 hours of objective-based, problem-solving courseware, plus assessment, alignment and curriculum management tools, we create standards-based curricula that facilitate learning and school improvement.
     PLATO Learning is a publicly held company traded as TUTR on the NASDAQ market. PLATO Learning educational software is delivered via the Internet, CD-ROM, and private intranets, and is primarily marketed to K—12 schools and colleges. The Company also sells to job training programs, correctional institutions, military education programs and corporations.
     PLATO Learning is headquartered at 10801 Nesbitt Avenue South, Bloomington, Minnesota 55437, 952.832.1000 or 800.869.2000. The Company has offices throughout North America and Puerto Rico, as well as international distributors in the United Kingdom and South Africa. For more information, please visit http://www.plato.com.
     This announcement includes forward-looking statements. PLATO Learning has based these forward-looking statements on its current expectations and projections about future events. Although PLATO Learning believes that its assumptions made in connection with the forward-looking statements are reasonable, no assurances can be given that its assumptions and expectations will prove to have been correct. These forward-looking statements are subject to various risks, uncertainties and assumptions. PLATO Learning undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Any forward looking statements made are subject to the risks and uncertainties as those described in the Company’s most recent filings with the Securities and Exchange Commission on Forms 10-K and 10-Q. Actual results may differ materially from anticipated results.
PLATO®, Straight Curve®, and Academic Systems® are registered trademarks of PLATO Learning, Inc. PLATO Learning is a trademark of PLATO Learning, Inc.

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2007	2006	2007	2006
REVENUES
Subscriptions	$7,128	$5,393	$24,173	$18,176
License fees	4,060	9,664	17,712	37,322
Services	7,002	8,745	27,747	35,221

Total revenues	18,190	23,802	69,632	90,719

COST OF REVENUES
Subscriptions	4,465	2,564	15,540	9,000
License fees	2,184	3,499	8,396	13,204
Services	3,215	4,054	13,052	17,490
Impairment charges	531	1,089	531	1,089

Total cost of revenues	10,395	11,206	37,519	40,783

GROSS PROFIT	7,795	12,596	32,113	49,936

OPERATING EXPENSES
Sales and marketing	7,167	9,749	29,849	38,598
General and administrative	3,112	3,593	12,095	16,619
Product maintenance and development	922	1,522	4,334	5,496
Amortization of intangibles	388	905	1,740	3,711
Restructuring and impairment	288	8,733	(478)	9,093

Total operating expenses	11,877	24,502	47,540	73,517

OPERATING LOSS	(4,082)	(11,906)	(15,427)	(23,581)
Other income, net	242	463	1,159	1,701

LOSS BEFORE INCOME TAXES	(3,840)	(11,443)	(14,268)	(21,880)
Income tax expense	158	150	608	600

NET LOSS	$(3,998)	$(11,593)	$(14,876)	$(22,480)

LOSS PER SHARE
Basic and diluted	$(0.17)	$(0.49)	$(0.63)	$(0.95)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	23,774	23,714	23,754	23,679

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	October 31,	October 31,
	2007	2006
ASSETS

Current assets:
Cash and cash equivalents	$24,297	$33,094
Accounts receivable, net	14,479	18,529
Other current assets	7,759	8,178

Total current assets	46,535	59,801

Equipment and leasehold improvements, net	5,615	6,308
Product development costs, net	30,266	25,363
Goodwill	71,865	71,865
Identified intangible assets, net	7,983	10,545
Other long-term assets	5,039	2,348

Total assets	$167,303	$176,230

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$4,608	$4,685
Accrued compensation	5,453	5,990
Other accrued liabilities	4,245	6,622
Deferred revenue	38,821	33,736

Total current liabilities	53,127	51,033

Long-term deferred revenue	10,302	8,110
Deferred income taxes	3,139	2,531
Other long-term liabilities	—	106

Total liabilities	66,568	61,780

Stockholders’ equity:
Common stock	238	237
Additional paid-in capital	169,927	168,597
Treasury stock at cost	(205)	(205)
Accumulated deficit	(67,893)	(53,017)
Accumulated other comprehensive loss	(1,332)	(1,162)

Total stockholders’ equity	100,735	114,450

Total liabilities and stockholders’ equity	$167,303	$176,230

PLATO Learning, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Twelve Months Ended
	October 31,
	2007	2006
OPERATING ACTIVITIES:
Net loss	$(14,876)	$(22,480)

Adjustments to reconcile net loss to net cash provided by operating activities:
Deferred income taxes	608	600
Impairment charges	531	7,044
Depreciation and amortization	16,150	15,363
Provision for doubtful accounts	(553)	(380)
Stock-based compensation	1,174	1,650
Other adjustments	3	129
Changes in operating assets and liabilities:
Accounts receivable	4,603	4,619
Other current and long-term assets	(2,157)	1,753
Accounts payable	(78)	1,748
Other current and long-term liabilities	(3,020)	(4,480)
Deferred revenue	7,277	1,415

Total adjustments	24,538	29,461

Net cash provided by operating activities	9,662	6,981

INVESTING ACTIVITIES:
Capitalized internal product development costs	(15,698)	(15,316)
Purchased product development	(475)	(3,000)
Purchases of equipment and leasehold improvements	(1,750)	(3,172)
Purchases of marketable securities	—	(11,750)
Sales of marketable securities	—	229
Maturities of marketable securities	—	11,750

Net cash used in investing activities	(17,923)	(21,259)

FINANCING ACTIVITIES:
Net proceeds from issuance of common stock	203	741
Payment of debt financing fees	(523)	—
Repayments of capital lease obligations	(47)	(90)

Net cash (used in) provided by financing activities	(367)	651

EFFECT OF CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(169)	(180)

Net decrease in cash and cash equivalents	(8,797)	(13,807)

Cash and cash equivalents at beginning of period	33,094	46,901

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$24,297	$33,094

PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Order Information ($000s)

	Three Months Ended October 31,			Twelve Months Ended October 31,
	2007	2006*	% Change	2007	2006*	% Change
Order Value:
Subscriptions
Courseware	$12,648	$6,664	90%	$32,817	$17,223	91%
Assessment and other	1,011	2,201	(54%)	3,551	9,036	(61%)

Total subscriptions	13,659	8,865	54%	36,368	26,259	38%

License fees	4,625	8,557	(46%)	16,931	36,974	(54%)

Services	7,654	8,280	(8%)	24,377	29,177	(16%)

	$25,938	$25,702	1%	$77,676	$92,410	(16%)

Percent of Total Order Value:
Subscriptions
Courseware	49%	26%		42%	19%
Assessment and other	4%	9%		5%	10%

Total subscriptions	53%	35%		47%	29%

License fees	18%	33%		22%	40%

Services	29%	32%		31%	31%

	100%	100%		100%	100%

*	Certain 2006 amounts previously reported as assessment orders have been reclassified to courseware orders to conform to the current period presentation.
Deferred Revenue Balances ($000s)

	As of October 31,
	2007	2006	% Change
Subscriptions	$32,938	$20,192	63%
License fees	622	2,282	(73%)
Services	15,563	19,372	(20%)

	$49,123	$41,846	17%

PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Reconciliation of GAAP Loss Per Share to Non-GAAP Loss Per Share
     Before Restructuring and Impairment Charges
     ($000s, except per share amounts)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2007	2006	2007	2006
Net loss, as reported	$(3,998)	$(11,593)	$(14,876)	$(22,480)
Restructuring and impairment charges	819	9,822	53	10,182

Net loss before restructuring and impairment charges	$(3,179)	$(1,771)	$(14,823)	$(12,298)

Loss per share (basic and diluted):
Loss per share, as reported	$(0.17)	$(0.49)	$(0.63)	$(0.95)
Restructuring and impairment charges	0.04	0.42	$0.01	0.43

Loss per share before restructuring and impairment charges	$(0.13)	$(0.07)	$(0.62)	$(0.52)

Weighted average common shares outstanding:
Basic and diluted (GAAP)	23,774	23,714	23,754	23,679

Diluted (Non-GAAP)	23,774	23,714	23,754	23,679

Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
     Before Restructuring Charges ($000s)

	Three Months Ended			Twelve Months Ended
	October 31,			October 31,
	2007	2006	% Change	2007	2006	% Change
Total operating expenses	$11,877	$24,502	(52%)	$47,540	$73,517	(35%)
Restructuring charges	(288)	(8,733)	(97%)	478	(9,093)	(105%)

Operating expenses before restructuring charges	$11,589	$15,769	(27%)	$48,018	$64,424	(25%)

PLATO Learning, Inc.
Supplemental Financial Information
(Unaudited)

Reconciliation of GAAP Gross Profit to Non-GAAP Gross Profit
     Before Impairment Charges ($000s)

	Three Months Ended			Twelve Months Ended
	October 31,			October 31,
			%			%
	2007	2006	Change	2007	2006	Change
Gross profit, as reported	$7,795	$12,596	(38%)	$32,113	$49,936	(36%)
Impairment charges	(531)	(1,089)	(51%)	(531)	(1,089)	(51%)

Gross profit before impairment charges	$8,326	$13,685	(39%)	$32,644	$51,025	(36%)

Gross margin, as reported	43%	53%		46%	55%
Gross margin effect of impairment charges	3%	4%		1%	1%
Gross margin, excluding impairment charges	46%	57%		47%	56%
Reconciliation of GAAP Cash Flow Provided By Operations
     To Non-GAAP Free Cash Flow ($000)

	Three Months Ended		Twelve Months Ended
	October 31,		October 31,
	2007	2006	2007	2006
Cash flow provided by operating activities	$6,684	$7,564	$9,662	$6,981
Capitalized internal product development costs	(3,980)	(4,651)	(15,698)	(15,316)
Purchased product development	(475)	—	(475)	(3,000)
Purchases of equipment and leasehold improvements	(279)	(1,490)	(1,750)	(3,172)

Free Cash Flow	$1,950	$1,423	$(8,261)	$(14,507)

Company Contacts:
Mike Morache
President and Chief Executive Officer
PLATO Learning, Inc.
952.832.1000
Rob Rueckl
Vice President and Chief Financial Officer
PLATO Learning, Inc.
952.832.1000
Steve Schuster
Vice President and Treasurer
PLATO Learning, Inc.
952.832.1000